UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 4, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
COMMISSION FILE NO. 0-10176

BOOMERANG SYSTEMS, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	22-2306487
(State or Other Jurisdiction of	(IRS Employer
Incorporation Or Organization)	Identification No.)

355 Madison Avenue
Morristown, NJ 07960

(Address of Principal Executive Offices)

(973) 538-1194

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On December 29, 2009, Steven Rockefeller, Jr. was elected to the Board of Directors of the Company and each of its subsidiaries.  Subject to filing with the State of Delaware an Amendment to its Certificate of Incorporation authorizing an increase in the number of shares of Common Stock the Company is authorized to issue, the Company will issue to Mr. Rockefeller a five year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.10 per share.  Mr. Rockefeller has not been elected to serve on any Committees of the Board of Directors at this time.

Section 9 - Financial Statements and Exhibits.

Item 9.1.  Financial Statements and Exhibits.

(a)	Exhibits

Press Release regarding Rockefeller joining the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Dated: January 4, 2010	By:	/s/ Joseph R. Bellantoni
Joseph R. Bellantoni
Chief Financial Officer